FOR IMMEDIATE RELEASE
DATE: October 22, 2020

HERITAGE FINANCIAL ANNOUNCES THIRD QUARTER 2020 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $16.6 million, or $0.46 per diluted share for the quarter ended September 30, 2020, compared to a net loss of $6.1 million, or $0.17 per diluted share, for the linked-quarter ended June 30, 2020 and net income of $17.9 million, or $0.48 per diluted share, for the quarter ended September 30, 2019.
•Return on average assets was 1.00% for the quarter ended September 30, 2020.
•Provision for credit losses was $2.7 million for the quarter ended September 30, 2020 compared to $28.6 million for the linked-quarter ended June 30, 2020.
•Total deposits increased $121.3 million, or 2.2%, to $5.69 billion at September 30, 2020 from $5.57 billion at June 30, 2020; non-maturity deposits as a percentage of total deposits increased to 92.2% at September 30, 2020 from 91.2% at June 30, 2020.
•Heritage declared a regular cash dividend of $0.20 per common share on October 21, 2020.
•Capital remains strong with Tier 1 leverage capital to average quarterly assets of 8.8% at September 30, 2020 compared to 9.1% at June 30, 2020 and total capital to risk-weighted assets of 13.4% at September 30, 2020 compared to 13.1% at June 30, 2020.
•Heritage announces plan to consolidate nine branches resulting in a 15% decrease in total branch locations.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank ("Bank"), today reported that the Company had net income of $16.6 million for the quarter ended September 30, 2020 compared to net loss of $6.1 million for the linked-quarter ended June 30, 2020 and net income of $17.9 million for the quarter ended September 30, 2019. Diluted earnings per share for the quarter ended September 30, 2020 was $0.46 compared to diluted losses per share of $0.17 for the linked-quarter ended June 30, 2020 and diluted earnings per share of $0.48 for the quarter ended September 30, 2019.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, "We are pleased with our third quarter financial performance. The overlay of COVID-19 has been difficult for everyone; however, the Heritage team has navigated these challenges and we are focused on improving our financial results and effectively managing risk. We continue to utilize technology solutions and provide digital banking for our customers, which we believe will provide opportunities to improve operating efficiencies and likewise less reliance on high-cost physical branch locations.
Further, we are pleased with our continuing efforts to have a positive impact in our local communities. We are proud to have recently been selected as the construction lender for the Vancouver Housing Authority’s Plum Meadows Apartments to renovate a 16-building affordable housing community in Vancouver, Washington. In addition, we have been selected as construction lender for the Community Roots Housing’s (formerly Capitol Hill Housing) renovation of the Boylston Howell, John Carney and Bremer apartments, three affordable housing projects in Seattle."

COVID-19 Response
The Company continues to be committed to supporting its community and its customers during these unprecedented times. This includes participation in the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”) in accordance with the Coronavirus Aid, Relief, and Economic Security Act enacted on March 27, 2020 ("CARES Act"), as amended. Through the conclusion of the SBA's PPP on August 8, 2020, the

Bank had funded 4,642 SBA PPP loans totaling $897.4 million with an average loan size of $193,000. Of the funded loans, approximately 21% of both the count and the originated balance were loans to new customers.
During the nine months ended September 30, 2020, under the CARES Act and related regulatory guidance, the Bank has accommodated loan modifications on 1,972 loans with a balance of $636.9 million at March 31, 2020. Approximately 80% of loans that obtained payment deferral modifications during the nine months ended September 30, 2020 are no longer on payment deferral status. At September 30, 2020, 260 loans totaling $117.1 million were still in payment deferral modification status, with 42% of those making interest only payments, and approximately $94.5 million, or 81%, of payment deferral modification status loans were on their second modification, generally consisting of a 90-day deferral. Loans modified under the CARES Act and related regulatory guidance are not reported as troubled-debt restructured ("TDR") loans per the enacted guidance. The Bank assesses TDR status, at a minimum, once the loan deferment period reaches 180-days.

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of Period End or for the Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(Dollars in thousands, except per share amounts)
Net income (loss)	$16,636	$(6,139)	$17,895
Pre-tax, pre-provision income (1)	$21,843	$21,488	$21,982
Diluted earnings (losses) per share	$0.46	$(0.17)	$0.48
Return on average assets (2)	1.00%	(0.39)%	1.31%
Return on average equity (2)	8.28%	(3.06)%	8.86%
Return on average tangible common equity (1) (2)	12.66%	(3.96)%	13.66%
Net interest margin (2)	3.38%	3.64%	4.21%
Cost of total deposits (2)	0.19%	0.26%	0.38%
Efficiency ratio	62.27%	63.31%	62.55%
Noninterest expense to average total assets (2)	2.17%	2.36%	2.69%
Total assets	$6,685,889	$6,562,359	$5,515,185
Loans receivable, net	$4,593,390	$4,594,832	$3,694,825
Total deposits	$5,689,048	$5,567,733	$4,562,257
Loan to deposit ratio (3)	82.0%	83.8%	81.8%
Book value per share	$22.36	$22.10	$21.96
Tangible book value per share (1)	$15.27	$14.98	$14.90
    (1) See Non-GAAP Financial Measures section herein.
    (2) Annualized.
    (3) Loans receivable divided by deposits.

Investment securities decreased $45.4 million, or 5.2%, to $834.5 million at September 30, 2020 from $879.9 million at June 30, 2020 primarily as a result of maturities, calls and payments of investment securities of $53.8 million, offset partially by investment purchases of $14.4 million during the quarter ended September 30, 2020.
Loans receivable, net had a nominal change in total balance at September 30, 2020 compared to June 30, 2020, but there were changes in balances by loan class. Commercial and industrial loans decreased $42.7 million and consumer loans decreased $31.0 million while non-owner occupied commercial real estate ("CRE") loans increased $33.2 million, owner-occupied CRE loans increased $21.0 million and SBA PPP loans increased $11.3 million. The decrease in commercial and industrial loans was primarily due to decreases in lines of credit balances. The utilization rate for commercial and industrial lines of credit was 23.3% and 26.2% at September 30, 2020 and June 30, 2020, respectively. The decrease in consumer loans was primarily due to the cessation of the indirect auto loan business line during the quarter ended March 31, 2020. Increases in owner-occupied CRE and non-owner occupied CRE were primarily due to originations and transfers of completed construction loans, offset partially by loans paid in full and payments on existing loans.

The following table summarizes the Company's loan portfolio by type of loan and amortized cost at the dates indicated:

	September 30, 2020		June 30, 2020		December 31, 2019
	Balance	% of Total	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$750,557	16.1%	$793,217	17.0%	$852,220	22.6%
SBA PPP	867,782	18.6	856,490	18.4	—	—
Owner-occupied CRE	859,338	18.4	838,303	18.0	805,234	21.4
Non-owner occupied CRE	1,384,973	29.7	1,351,775	29.0	1,288,779	34.2
Total commercial business	3,862,650	82.8	3,839,785	82.4	2,946,233	78.2
One-to-four family residential	131,921	2.8	132,546	2.8	131,660	3.5
Real estate construction and land development:
One-to-four family residential	99,650	2.1	108,821	2.3	104,296	2.8
Five or more family residential and commercial properties	215,472	4.6	197,163	4.2	170,350	4.5
Total real estate construction and land development	315,122	6.7	305,984	6.5	274,646	7.3
Consumer	357,037	7.7	388,018	8.3	415,340	11.0
Loans receivable	4,666,730	100.0%	4,666,333	100.0%	3,767,879	100.0%
Allowance for credit losses on loans	(73,340)		(71,501)		(36,171)
Loans receivable, net	$4,593,390		$4,594,832		$3,731,708

Total deposits increased $121.3 million, or 2.2%, to $5.69 billion at September 30, 2020 from $5.57 billion at June 30, 2020 due primarily to increases in money market accounts of $98.1 million, or 10.0%, interest bearing demand deposits of $59.6 million, or 3.7%, and savings accounts of $20.8 million, or 4.1%, offset partially by a decrease in certificate of deposit accounts of $46.6 million, or 9.5%. The increase in total deposits was due primarily to a combination of new deposit relationships obtained in conjunction with the SBA PPP lending process and existing customers maintaining higher cash balances. Non-maturity deposits as a percentage of total deposits increased to 92.2% at September 30, 2020 from 91.2% at June 30, 2020.
The following table summarizes the Company's deposits at the dates indicated:

	September 30, 2020		June 30, 2020		December 31, 2019
	Balance	% of Total	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Noninterest demand deposits	$1,989,247	35.0%	$1,999,754	35.9%	$1,446,502	31.6%
Interest bearing demand deposits	1,652,661	29.0	1,593,074	28.6	1,348,817	29.4
Money market accounts	1,079,814	19.0	981,750	17.6	753,684	16.4
Savings accounts	523,286	9.2	502,508	9.1	509,095	11.2
Total non-maturity deposits	5,245,008	92.2	5,077,086	91.2	4,058,098	88.6
Certificates of deposit	444,040	7.8	490,647	8.8	524,578	11.4
Total deposits	$5,689,048	100.0%	$5,567,733	100.0%	$4,582,676	100.0%

Total stockholders’ equity increased $9.5 million, or 1.2%, to $803.1 million at September 30, 2020 from $793.7 million at June 30, 2020. Changes in stockholders' equity during the periods indicated were as follows:

	Three Months Ended
	September 30, 2020	June 30, 2020	December 31, 2019
	(In thousands)
Balance, beginning of period	$793,652	$798,438	$804,127
Net income (loss)	16,636	(6,139)	17,126
Accumulated other comprehensive (loss) gain, net	(773)	7,689	(2,147)
Dividends paid	(7,227)	(7,226)	(10,673)
Shares repurchased	(7)	(38)	(1)
Other	848	928	879
Balance, end of period	$803,129	$793,652	$809,311

During the quarter ended September 30, 2020, no shares were repurchased under the Company's stock repurchase plan as the Company halted repurchases in March 2020 (other than the cancellation of stock to pay withholding taxes on vested restricted stock awards or units) in response to the COVID-19 pandemic. As of September 30, 2020, there were 1,643,276 shares available for repurchase under the current stock repurchase plan.
The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	September 30, 2020	June 30, 2020	December 31, 2019
Capital Ratios:
Stockholders' equity to total assets	12.0%	12.1%	14.6%
Tangible common equity to tangible assets (1)	8.5%	8.5%	10.4%
Tangible common equity to tangible assets, excluding SBA PPP loans (1)	9.9%	9.9%	10.4%
Common equity Tier 1 capital to risk-weighted assets (2)	11.7%	11.4%	11.5%
Tier 1 leverage capital to average quarterly assets (2)	8.8%	9.1%	10.6%
Tier 1 capital to risk-weighted assets (2)	12.2%	11.8%	12.0%
Total capital to risk-weighted assets (2)	13.4%	13.1%	12.8%
(1) See Non-GAAP Financial Measures section herein.
(2) Capital measures beginning in 2020 reflect the revised CECL capital transition provisions adopted by the Board of Governors of the Federal Reserve System ("Federal Reserve") and the Federal Deposit Insurance Corporation ("FDIC"), that allow us the option to delay for two years an estimate of CECL’s effect on regulatory capital, relative to the incurred loss methodology’s effect on regulatory capital, followed by a three-year transition period.

Donald J. Hinson, Executive Vice President and Chief Financial Officer of Heritage, commented, "We continue to be pleased with our overall capital position as well as the increase in our risk-based capital ratios. We believe this capital strength, in addition to our foundation of proactive and disciplined risk management, will sustain us through the current economic conditions."

Allowance for Credit Losses
Effective January 1, 2020, the Company adopted the Financial Accounting Standard Board's Accounting Standards Update 2016-13: Financial Instruments: Credit Losses (Topic 326), as amended, and commonly referred to as "CECL," under the modified retrospective method; therefore, periods prior to the effective date are not comparable.
During the quarter ended September 30, 2020, the allowance for credit losses ("ACL") on loans increased $1.8 million, or 2.6%, to $73.3 million at September 30, 2020 due primarily to a provision for credit losses on loans of $2.3 million, offset partially by net charge-offs of $481,000 during the quarter ended September 30, 2020.

The provision for credit losses recognized during the quarter ended September 30, 2020 was primarily due to the increase in the ACL on individually evaluated loans due to the addition of loans to nonaccrual status during the current quarter, offset partially by a decrease in the ACL for loans collectively evaluated due primarily to improvements in the economic forecast. The macroeconomic forecast by Oxford Economics for the quarter ended September 30, 2020 reflected less severe magnitudes of variables, such as unemployment rate and GDP, as compared to the forecast for the linked-quarter ended June 30, 2020 as more becomes known about the impacts of COVID-19.
The Bank recognized net charge-offs of $481,000 during the quarter ended September 30, 2020 due primarily to charge-offs of two commercial and industrial loan relationships totaling $447,000 as a result of the impact of the COVID-19 pandemic. Net charge-offs were $2.0 million for the linked-quarter ended June 30, 2020 and $311,000 for the same quarter in 2019.
The following table provides detail on the changes in the ACL on loans and unfunded commitments and the related provision for credit losses for the periods indicated:

	As of Period End or for the Three Months Ended			As of Period End or for the Three Months Ended			As of Period End or for the Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	ACL on Loans	ACL on Unfunded Commitment	Total	ACL on Loans	ACL on Unfunded Commitment	Total	ACL on Loans	ACL on Unfunded Commitment	Total
	(Dollars in thousands)
Balance, beginning of period	$71,501	$4,612	$76,113	$47,540	$1,990	$49,530	$36,363	$306	$36,669
Provision for credit losses	2,320	410	2,730	25,941	2,622	28,563	466	—	466
Net charge-offs	(481)	—	(481)	(1,980)	—	(1,980)	(311)	—	(311)
Balance, end of period	$73,340	$5,022	$78,362	$71,501	$4,612	$76,113	$36,518	$306	$36,824

Credit Quality
Nonperforming assets increased to 0.79% of total assets at September 30, 2020 compared to 0.51% of total assets at June 30, 2020, due to an increase in nonaccrual loans. Nonperforming assets at September 30, 2020 and June 30, 2020 consist only of nonaccrual loans. Of the additions to nonaccrual loans, $19.6 million, or 94.0%, were of loans that were previously modified under the CARES Act that exhibited a continued decline in credit quality, warranting transfer to nonaccrual status. The additions include three commercial lending relationships totaling $17.4 million, comprised of a parking facility, a hotel and a group of restaurants under common ownership. The Bank is actively working with the borrowers to secure a positive resolution.
Changes in nonaccrual loans during the periods indicated were as follows:

	Three Months Ended
	September 30, 2020	June 30, 2020	December 31, 2019
	(In thousands)
Balance, beginning of period	$33,628	$34,163	$41,497
Additions of previously classified pass graded loans	17,873	4	764
Additions of previously classified potential problem loans	2,979	989	1,043
Addition of previously classified TDR loans	—	—	4,686
Net principal payments and transfers to accruing status	(1,429)	(1,499)	(2,216)
Charge-offs	(447)	(29)	(1,249)
Balance, end of period	$52,604	$33,628	$44,525

The ACL on loans to nonaccrual loans decreased to 139.42% at September 30, 2020 compared to 212.62% at June 30, 2020 due primarily to the increase in nonaccrual loans as discussed above.

Potential problem loans are loans classified as Special Mention or worse that are not classified as a TDR or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms. Potential problem loans increased $59.2 million, or 58.9%, to $159.8 million at September 30, 2020 compared to $100.6 million at June 30, 2020. The increase was primarily attributed to downgrades related to COVID-19, including $44.4 million of loans that were modified under the CARES Act and indicated additional signs of weakness and $23.8 million of loans that had not been modified under the CARES Act. The Bank's practice on COVID-19 related loan issues was to downgrade to a "Watch" grade if the loan was modified, unless the borrower showed strong financials or other factors indicated a less severe grade was appropriate. Loans with COVID-19 issues were classified as potential problem loans if additional factors were identified to cause a more severe grade.
Of the total additions of previously classified pass graded loans, $46.5 million were downgraded to special mention and $23.7 million were downgraded to substandard. Potential problem loan additions were offset partially by transfers of loans to nonaccrual and TDR status and net principal payments.
Changes in potential problem loans during the periods indicated were as follows:

	Three Months Ended
	September 30, 2020	June 30, 2020	December 31, 2019
	(In thousands)
Balance, beginning of period	$100,554	$102,167	$85,314
Addition of previously classified pass graded loans	70,177	14,023	23,498
Upgrades to pass graded loan status	(2,948)	(6,116)	(8,367)
Net principal payments	(4,840)	(8,377)	(10,537)
Transfers of loans to nonaccrual and TDR status	(3,179)	(1,143)	(2,120)
Balance, end of period	$159,764	$100,554	$87,788

Operating Results
Net interest income decreased $635,000, or 1.3%, to $49.7 million for the quarter ended September 30, 2020 from $50.3 million for the linked-quarter ended June 30, 2020 due primarily to sustained decreases in yields on adjustable rate instruments outpacing decreases in the cost of interest bearing liabilities, reflecting decreases in short-term market rates occurring earlier in 2020. Net interest income decreased $565,000, or 1.1%, from $50.2 million for the same period in 2019 due primarily to decreases in yields on adjustable rate instruments following several decreases in short-term market rates over the last year and the impact of the low-yielding SBA PPP loans, partially offset by decreases in the cost of interest bearing liabilities.
The federal funds target rate history since December 31, 2018 is as follows:

Change Date	Rate (%)	Rate Change (%)
December 31, 2018	2.25 - 2.50%	N/A
July 31, 2019	2.00 - 2.25%	-0.25%
September 18, 2019	1.75 - 2.00%	-0.25%
October 30, 2019	1.50 - 1.75%	-0.25%
March 3, 2020	1.00 - 1.25%	-0.50%
March 16, 2020	0.00 - 0.25%	-1.00%

Net interest margin decreased 26 basis points to 3.38% for the quarter ended September 30, 2020 from 3.64% for the linked-quarter ended June 30, 2020 due primarily to decreases in the yield of interest earning assets and the change in the mix of interest earning assets, offset partially by decreases in the cost of interest bearing liabilities. Average interest earning assets increased $302.7 million, or 5.5%, from the linked-quarter due primarily to an increase in average SBA PPP loans of $195.7 million, or 29.3%, and an increase in average interest earning deposits of $204.3 million, or 110.2%. The yields on SBA PPP loans of 2.68% and interest earning deposits of 0.10% during the quarter ended September 30, 2020 are substantially lower than other interest earning assets, primarily loans. Average loans receivable, net, excluding SBA PPP loans, decreased to 63.9% of interest earning assets during the quarter ended September 30, 2020 compared to 68.0% during the linked-quarter ended June 30,

2020. This decrease, coupled with the decrease in loan yield described below, was the primary contributor to the decrease in the net interest margin. The cost of interest bearing deposits decreased 11 basis points to 0.29% during the quarter ended September 30, 2020 from 0.40% during the linked-quarter ended June 30, 2020 due primarily to the decrease in market rates.
Net interest margin decreased 83 basis points from 4.21% for the quarter ended September 30, 2019 due to similar reasons discussed above, including decreases in yields on adjustable instruments following decreases in short-term market rates, low-yielding SBA PPP loans and a significant increase in interest earning deposits combined with a 190 basis point decline in their yield from the same period in 2019, offset partially by decreases in the cost of interest bearing liabilities.
Loan yield decreased 26 basis points to 4.12% for the quarter ended September 30, 2020 from 4.38% for the linked-quarter ended June 30, 2020 due primarily to sustained decreases in short-term market rates and the negative impact to interest income due to loans transferred to nonaccrual status during the quarter ended September 30, 2020. Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans was 4.35% for the quarter ended September 30, 2020 compared to 4.56% for the linked for the linked-quarter ended June 30, 2020. The impact of nonaccrual activity on loan yield from the linked-quarter was six basis points.
Loan yield decreased 104 basis points from 5.16% for the quarter ended September 30, 2019 due primarily to the multiple and sustained decreases in short-term market rates and secondarily due to the impact of low-yielding SBA PPP loans. Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans was 5.04% for the comparable quarter ended September 30, 2019. The impact of nonaccrual activity on loan yield from the prior year quarter was two basis points.
The following table presents the loan yield and the impacts of the balances and interest and fees earned on SBA PPP loans and the incremental accretion on purchased loans on this financial measure for the periods presented below:

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(Dollars in thousands)
Non-GAAP Measure:(1)
Loan yield (GAAP)	4.12%	4.38%	5.16%
Exclude impact from SBA PPP loans	0.31%	0.24%	—%
Exclude impact from incremental accretion on purchased loans(2)	(0.08)%	(0.06)%	(0.12)%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans (non-GAAP)	4.35%	4.56%	5.04%
(1) See Non-GAAP Financial Measures section.
(2) Represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified by the adoption of ASU 2016-13. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.

The yield on the investment portfolio decreased 18 basis points to 2.23% for the quarter ended September 30, 2020 from 2.41% for the linked-quarter ended June 30, 2020 and decreased 48 basis points from 2.71% for the quarter ended September 30, 2019 due primarily to decreases in market interest rates impacting adjustable rate securities and lower yields on recent purchases of investment securities compared to the existing portfolio.
The cost of total deposits decreased seven basis points to 0.19% during the quarter ended September 30, 2020 from 0.26% for the linked-quarter ended June 30, 2020 primarily related to a decrease in the cost of certificates of deposit to 0.97% for the quarter ended September 30, 2020 from 1.42% for the linked-quarter ended June 30, 2020. The cost of total deposits decreased 19 basis points from 0.38% for the quarter ended September 30, 2019 due primarily to decreases in market interest rates following decreases in the federal funds target rate previously mentioned.

Provision for credit losses of $2.7 million was recorded during the quarter ended September 30, 2020, which is comprised of the estimated credit losses for loans and estimated credit losses for unfunded commitments.
The Bank recorded provision for credit losses on loans of $2.3 million during the quarter ended September 30, 2020 compared to $25.9 million during the quarter ended June 30, 2020. The provision was due primarily to increases in the ACL on individually evaluated loans that were transferred to nonaccrual status during the quarter, offset partially by a decrease in the ACL on collectively evaluated loans primarily due to modest improvements in the macroeconomic forecast described in the Allowance for Credit Losses section above. The amount of provision for credit losses on loans recorded during the quarter ended September 30, 2020 was necessary to increase the ACL on loans to an amount that management determined to be appropriate and estimated the credit losses on loans at September 30, 2020 based on its adopted CECL methodology. The provision for loan losses for the same period in 2019 was estimated under the previously utilized incurred loss methodology.
Noninterest income remained relatively constant at $8.2 million for both the quarter ended September 30, 2020 and the linked-quarter ended June 30, 2020, and decreased $248,000, or 2.9%, from $8.5 million for the same period in 2019 due primarily to a decrease in service charges and other fees of $740,000, or 15.5%. The decrease in service charges and other fees was due primarily to a decrease in overdraft fees of $561,000 from changes in customer spending habits during the COVID pandemic. The decrease in noninterest income was offset partially by an increase in gain on sale of loans of $450,000, or 45.3%, due to an increase in volume of loans sold during the quarter ended September 30, 2020 reflecting the low interest rate environment.
Noninterest expense decreased $1.0 million, or 2.8%, to $36.0 million for the quarter ended September 30, 2020 from $37.1 million for the linked-quarter ended June 30, 2020 due primarily to a decrease in professional services of $1.1 million, or 49.9%. This decrease in professional services was due to elevated expense levels in the linked-quarter ended June 30, 2020 resulting from the launch of the new mobile and online commercial banking platform, "Heritage Direct," which was completed during the quarter. Additionally, the decrease in noninterest expense was due to a decrease in compensation and employee benefits of $511,000, or 2.3%, resulting from a combination of a decrease in full-time equivalent employees, lower incentive compensation expense, and a decrease in overtime pay (elevated in the prior quarter due to the SBA PPP loan process), offset partially by a reduction of the compensation deferred as a result of lower SBA PPP origination volume during the quarter ended September 30, 2020. These decreases in noninterest expense were offset partially by an increase in federal deposit insurance premium expense of $610,000, or 256.3%, due primarily to the impact of the decrease in the Bank's Tier 1 leverage ratio on the Bank's assessment rate and the remaining usage of the Bank's small bank credit during the quarter ended June 30, 2020.
Noninterest expense decreased $674,000, or 1.8%, compared to $36.7 million for the quarter ended September 30, 2019 due primarily to a decrease in other expense of $739,000, or 26.2%, due substantially from the reduction of employee lodging, meal and travel expenses related to the Company's suspension of non-essential travel due to COVID-19; a decrease in state/municipal business and use taxes expense as a result of an assessment in the amount of $537,000 from a Washington State Department of Revenue Business and Occupation audit recognized during the quarter ended September 30, 2019; and a decrease in professional services primarily due to consulting fees recognized during the quarter ended September 30, 2019 related to CECL implementation efforts. The decrease in noninterest expense was offset partially by an increase in federal deposit insurance premium expense of $839,000 for the reasons described above and the utilization of the Bank's small bank credit for the full assessment due during the quarter ended September 30, 2019.
Income tax expense was $2.5 million for the quarter ended September 30, 2020 compared to income tax benefit of $936,000 for the linked-quarter ended June 30, 2020 and income tax expense of $3.6 million for the quarter ended September 30, 2019. The effective tax rate was 13.0% for the quarter ended September 30, 2020 compared to an effective tax benefit rate of 13.2% for the linked-quarter ended June 30, 2020 and an effective tax rate of 16.8% for the quarter ended September 30, 2019. The decrease in the effective tax rate from the quarter ended September 30, 2019 was due to the year-over-year decrease in estimated annual pre-tax income which results in an increased impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits.

Branch Consolidation Plan
After careful consideration and analysis, the Company has decided to consolidate nine branches to create a more efficient branch footprint, including one branch during October 2020 and eight branches during January 2021. This is a decrease of 15% in the number of total branches and will reduce the branch count from 62 to 53. The Company plans to integrate these locations into other branches within its network. These actions are a result of the

Company’s increased focus on balancing physical locations and digital banking channels, driven by increased client usage of online and mobile banking and a commitment to improve digital banking technology.
The Company anticipates annual expense savings of approximately $2.3 million as a result of these consolidations. The Company expects to incur total pre-tax expense related to the consolidations of $1.6 million.

Dividends
On October 21, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share. The dividends are payable on November 18, 2020 to shareholders of record as of the close of business on November 4, 2020.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on October 22, 2020 at 11:00 a.m. Pacific time. To access the call, please dial (844) 721-7241 -- access code 348422 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through November 5, 2020 by dialing (866) 207-1041 -- access code 4372884.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branching network of 62 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Non-GAAP Financial Measures
This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures in addition to results presented in accordance with GAAP. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital reflected in the current quarter and year-to-date results and facilitate comparison of our performance with the performance of our peers. Where applicable, the Company has also presented comparable earnings information using GAAP financial measures. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for total stockholders' equity or operating results determined in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(Dollar amounts in thousands, except per share amounts)
Tangible common equity to tangible assets and tangible book value per share:
Total stockholders' equity (GAAP)	$803,129	$793,652	$798,438	$809,311	$804,127
Exclude intangible assets	(254,886)	(255,746)	(256,649)	(257,552)	(258,527)
Tangible common equity (non-GAAP)	$548,243	$537,906	$541,789	$551,759	$545,600

Total assets (GAAP)	$6,685,889	$6,562,359	$5,587,300	$5,552,970	$5,515,185
Exclude intangible assets	(254,886)	(255,746)	(256,649)	(257,552)	(258,527)
Tangible assets (non-GAAP)	$6,431,003	$6,306,613	$5,330,651	$5,295,418	$5,256,658

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(Dollar amounts in thousands, except per share amounts)
Total assets (GAAP)	$6,685,889	$6,562,359	$5,587,300	$5,552,970	$5,515,185
Exclude intangible assets	(254,886)	(255,746)	(256,649)	(257,552)	(258,527)
Exclude SBA PPP loans	(867,782)	(856,490)	—	—	—
Tangible assets, excluding SBA PPP loans (non-GAAP)	$5,563,221	$5,450,123	$5,330,651	$5,295,418	$5,256,658

Stockholders' equity to total assets (GAAP)	12.0%	12.1%	14.3%	14.6%	14.6%
Tangible common equity to tangible assets (non-GAAP)	8.5%	8.5%	10.2%	10.4%	10.4%
Tangible common equity to tangible assets, excluding SBA PPP loans (non-GAAP)	9.9%	9.9%	10.2%	10.4%	10.4%

Shares outstanding	35,910,300	35,908,908	35,888,494	36,618,729	36,618,381
Book value per share (GAAP)	$22.36	$22.10	$22.25	$22.10	$21.96
Tangible book value per share (non-GAAP)	$15.27	$14.98	$15.10	$15.07	$14.90

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
	(Dollars in thousands)
ACL on loans to loans receivable, excluding SBA PPP loans
Allowance for credit losses on loans	$(73,340)	$(71,501)	$(47,540)	$(36,171)	$(36,518)

Loans receivable (GAAP)	$4,666,730	$4,666,333	$3,852,376	$3,767,879	$3,731,343
Exclude SBA PPP loans	(867,782)	(856,490)	—	—	—
Loans receivable, excluding SBA PPP loans (non-GAAP)	$3,798,948	$3,809,843	$3,852,376	$3,767,879	$3,731,343

ACL on loans to loans receivable (GAAP)	1.57%	1.53%	1.23%	0.96%	0.98%
ACL on loans to loans receivable, excluding SBA PPP loans (non-GAAP)	1.93%	1.88%	1.23%	0.96%	0.98%

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(Dollar amounts in thousands)
Pre-tax, pre-provision income:
Net income (loss) (GAAP)	$16,636	$(6,139)	$17,895
Add income tax expense (benefit)	2,477	(936)	3,621
Add provision for credit losses	2,730	28,563	466
Pre-tax, pre-provision income (non-GAAP)	$21,843	$21,488	$21,982

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(Dollar amounts in thousands)
Return on average tangible common equity, annualized:
Net income (loss) (GAAP)	$16,636	$(6,139)	$17,895
Add amortization of intangible assets	860	903	975
Exclude tax effect of adjustment	(181)	(190)	(205)
Tangible net income (loss) (non-GAAP)	$17,315	$(5,426)	$18,665

Average stockholders' equity (GAAP)	$799,738	$807,539	$801,393
Exclude average intangible assets	(255,453)	(256,338)	(259,166)
Average tangible common stockholders' equity (non-GAAP)	$544,285	$551,201	$542,227

Return on average equity, annualized (GAAP)	8.28%	(3.06)%	8.86%
Return on average tangible common equity, annualized (non-GAAP)	12.66%	(3.96)%	13.66%

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(Dollars in thousands)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized:
Interest and fees on loans (GAAP)	$47,647	$48,404	$47,845
Exclude SBA PPP loans interest and fees	(5,810)	(4,923)	—
Exclude incremental accretion on purchased loans	(944)	(696)	(1,090)
Adjusted interest and fees on loans (non-GAAP)	$40,893	$42,785	$46,755

Average loans receivable, net	$4,605,389	$4,442,108	$3,677,405
Exclude average SBA PPP loans	(863,127)	(667,390)	—
Adjusted average loans receivable, net (non-GAAP)	$3,742,262	$3,774,718	$3,677,405

Loan yield, annualized (GAAP)	4.12%	4.38%	5.16%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized (non-GAAP)	4.35%	4.56%	5.04%

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. The COVID-19, pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including further increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause or contribute to such differences include, but are not limited to: changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	September 30, 2020	June 30, 2020	December 31, 2019
Assets
Cash on hand and in banks	$89,039	$100,872	$95,039
Interest earning deposits	487,203	314,203	133,529
Cash and cash equivalents	576,242	415,075	228,568
Investment securities available for sale, at fair value, net (amortized cost of $802,391, $846,839 and $939,160, respectively)	834,492	879,927	952,312
Loans held for sale	8,250	3,783	5,533
Loans receivable	4,666,730	4,666,333	3,767,879
Allowance for credit losses on loans	(73,340)	(71,501)	(36,171)
Loans receivable, net	4,593,390	4,594,832	3,731,708
Other real estate owned	—	—	841
Premises and equipment, net	89,831	86,897	87,888
Federal Home Loan Bank stock, at cost	6,661	6,661	6,377
Bank owned life insurance	108,311	107,401	103,616
Accrued interest receivable	18,888	17,813	14,446
Prepaid expenses and other assets	194,938	194,224	164,129
Other intangible assets, net	13,947	14,807	16,613
Goodwill	240,939	240,939	240,939
Total assets	$6,685,889	$6,562,359	$5,552,970

Liabilities and Stockholders' Equity
Deposits	$5,689,048	$5,567,733	$4,582,676
Junior subordinated debentures	20,814	20,741	20,595
Securities sold under agreement to repurchase	29,043	24,444	20,169
Accrued expenses and other liabilities	143,855	155,789	120,219
Total liabilities	5,882,760	5,768,707	4,743,659

Common stock	570,170	569,329	586,459
Retained earnings	207,751	198,342	212,474
Other comprehensive income, net	25,208	25,981	10,378
Total stockholders' equity	803,129	793,652	809,311
Total liabilities and stockholders' equity	$6,685,889	$6,562,359	$5,552,970

Shares outstanding	35,910,300	35,908,908	36,618,729

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Interest income:
Interest and fees on loans	$47,647	$48,404	$47,845	$142,328	$142,651
Taxable interest on investment securities	3,865	4,570	5,704	14,068	17,460
Nontaxable interest on investment securities	953	977	798	2,686	2,641
Interest on other interest earning assets	98	43	537	561	1,155
Total interest income	52,563	53,994	54,884	159,643	163,907
Interest expense:
Deposits	2,639	3,417	4,250	10,272	11,870
Junior subordinated debentures	196	218	332	699	1,026
Other borrowings	50	46	59	130	444
Total interest expense	2,885	3,681	4,641	11,101	13,340
Net interest income	49,678	50,313	50,243	148,542	150,567
Provision for credit losses	2,730	28,563	466	39,239	2,753
Net interest income after provision for credit losses	46,948	21,750	49,777	109,303	147,814
Noninterest income:
Service charges and other fees	4,039	3,600	4,779	12,015	14,109
Gain on sale of investment securities, net	40	409	281	1,463	329
Gain on sale of loans, net	1,443	1,135	993	3,125	1,613
Interest rate swap fees	396	769	152	1,461	313
Other income	2,292	2,335	2,253	7,880	7,087
Total noninterest income	8,210	8,248	8,458	25,944	23,451
Noninterest expense:
Compensation and employee benefits	21,416	21,927	21,733	65,849	65,629
Occupancy and equipment	5,676	5,529	5,268	16,936	16,177
Data processing	2,363	2,323	2,333	7,046	6,615
Marketing	755	696	816	2,317	3,020
Professional services	1,086	2,169	1,434	4,632	3,912
State/municipal business and use taxes	964	905	1,370	2,626	2,977
Federal deposit insurance premium	848	238	9	1,086	720
Other real estate owned, net	—	(170)	(35)	(145)	340
Amortization of intangible assets	860	903	975	2,666	3,026
Other expense	2,077	2,553	2,816	7,365	8,375
Total noninterest expense	36,045	37,073	36,719	110,378	110,791
Income (loss) before income taxes	19,113	(7,075)	21,516	24,869	60,474
Income tax expense (benefit)	2,477	(936)	3,621	2,181	10,043
Net income (loss)	$16,636	$(6,139)	$17,895	$22,688	$50,431

Basic earnings (losses) per share	$0.46	$(0.17)	$0.49	$0.63	$1.37
Diluted earnings (losses) per share	$0.46	$(0.17)	$0.48	$0.63	$1.36
Dividends declared per share	$0.20	$0.20	$0.19	$0.60	$0.55

Average number of basic shares outstanding	35,908,845	35,898,716	36,742,862	36,049,369	36,812,548
Average number of diluted shares outstanding	35,988,734	35,898,716	36,876,548	36,193,615	36,973,024

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

Nonperforming Assets and Credit Quality Metrics:

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Other Real Estate Owned:
Balance, beginning of period	$—	$841	$1,224	$841	$1,983
Additions from transfer of loan	—	—	—	270	—
Proceeds from dispositions	—	(1,024)	(435)	(1,290)	(864)
Gain (loss) on sales, net	—	183	52	179	(227)
Valuation adjustments	—	—	—	—	(51)
Balance, end of period	$—	$—	$841	$—	$841

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Allowance for Credit Losses on Loans:
Balance, beginning of period	$71,501	$47,540	$36,363	$36,171	$35,042
Impact of CECL adoption	—	—	—	1,822	—
Adjusted balance, beginning of period	71,501	47,540	36,363	37,993	35,042
Provision for credit losses on loans	2,320	25,941	466	38,225	2,753
Charge-offs:
Commercial business	(507)	(1,824)	(306)	(3,553)	(1,183)
One-to-four family residential	—	—	(15)	—	(45)
Consumer	(335)	(431)	(501)	(1,141)	(1,653)
Total charge-offs	(842)	(2,255)	(822)	(4,694)	(2,881)
Recoveries:
Commercial business	80	71	381	1,220	602
One-to-four family residential	—	—	—	3	—
Real estate construction and land development	139	7	3	160	628
Consumer	142	197	127	433	374
Total recoveries	361	275	511	1,816	1,604
Net charge-offs	(481)	(1,980)	(311)	(2,878)	(1,277)
Balance, end of period	$73,340	$71,501	$36,518	$73,340	$36,518
Net charge-offs on loans to average loans, annualized	0.04%	0.18%	0.03%	0.09%	0.05%

	Three Months Ended			Nine Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Allowance for Credit Losses on Unfunded Commitments:
Balance, beginning of period	$4,612	$1,990	$306	$306	$306
Impact of CECL adoption	—	—	—	3,702	—
Adjusted balance, beginning of period	4,612	1,990	306	4,008	306
Provision for credit losses on unfunded commitments	410	2,622	—	1,014	—
Balance, end of period	$5,022	$4,612	$306	$5,022	$306

	September 30, 2020	June 30, 2020	December 31, 2019
Nonperforming Assets:
Nonaccrual loans (1):
Commercial business	$50,930	$33,382	$44,320
One-to-four family residential	157	160	19
Real estate construction and land development	1,439	—	—
Consumer	78	86	186
Total nonaccrual loans	52,604	33,628	44,525
Other real estate owned	—	—	841
Nonperforming assets	$52,604	$33,628	$45,366

Restructured performing loans	$19,615	$20,687	$14,469
Accruing loans past due 90 days or more	—	—	—
Potential problem loans (2)	159,764	100,554	87,788
ACL on loans to:
Loans receivable	1.57%	1.53%	0.96%
Loans receivable, excluding SBA PPP loans (3)	1.93%	1.88%	0.96%
Nonaccrual loans	139.42%	212.62%	81.24%
Nonperforming loans to loans receivable	1.13%	0.72%	1.18%
Nonperforming assets to total assets	0.79%	0.51%	0.82%
(1)At September 30, 2020, June 30, 2020 and December 31, 2019, $20.5 million, $20.9 million and $26.3 million of nonaccrual loans were also considered TDR loans, respectively.
(2)Potential problem loans are loans classified as Special Mention or worse that are not classified as a TDR or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms.
(3) See Non-GAAP Financial Measures section herein.

Average Balances, Yields, and Rates Paid:

	Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,605,389	$47,647	4.12%	$4,442,108	$48,404	4.38%	$3,677,405	$47,845	5.16%
Taxable securities	697,128	3,865	2.21	764,691	4,570	2.40	823,498	5,704	2.75
Nontaxable securities (3)	163,070	953	2.32	160,296	977	2.45	129,061	798	2.45
Interest earning deposits	389,653	98	0.10	185,399	43	0.09	106,740	537	2.00
Total interest earning assets	5,855,240	52,563	3.57%	5,552,494	53,994	3.91%	4,736,704	54,884	4.60%
Noninterest earning assets	765,740			757,530			679,687
Total assets	$6,620,980			$6,310,024			$5,416,391
Interest Bearing Liabilities:
Certificates of deposit	$466,920	$1,133	0.97%	$513,539	$1,810	1.42%	$508,092	$1,861	1.45%
Savings accounts	514,072	117	0.09	476,312	115	0.10	507,533	680	0.53
Interest bearing demand and money market accounts	2,639,511	1,389	0.21	2,440,691	1,492	0.25	2,040,926	1,709	0.33
Total interest bearing deposits	3,620,503	2,639	0.29	3,430,542	3,417	0.40	3,056,551	4,250	0.55
Junior subordinated debentures	20,766	196	3.75	20,693	218	4.24	20,474	332	6.43
Securities sold under agreement to repurchase	32,856	50	0.61	23,702	39	0.66	29,258	48	0.65
FHLB advances and other borrowings	—	—	—	4,909	7	0.57	3,755	11	1.16
Total interest bearing liabilities	3,674,125	2,885	0.31%	3,479,846	3,681	0.43%	3,110,038	4,641	0.59%
Noninterest demand deposits	1,998,772			1,883,227			1,416,336
Other noninterest bearing liabilities	148,345			139,412			88,624
Stockholders’ equity	799,738			807,539			801,393
Total liabilities and stockholders’ equity	$6,620,980			$6,310,024			$5,416,391
Net interest income		$49,678			$50,313			$50,243
Net interest spread			3.26%			3.48%			4.01%
Net interest margin			3.38%			3.64%			4.21%
Average interest earning assets to average interest bearing liabilities			159.36%			159.56%			152.30%
(1)Annualized.
(2)The average loan balances presented in the table are net of the ACL on loans and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3)Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,266,598	$142,328	4.46%	$3,651,659	$142,651	5.22%
Taxable securities	758,941	14,068	2.48	828,254	17,460	2.82
Nontaxable securities (3)	148,560	2,686	2.42	139,312	2,641	2.53
Interest earning deposits	234,040	561	0.32	70,280	1,155	2.20
Total interest earning assets	5,408,139	159,643	3.94%	4,689,505	163,907	4.67%
Noninterest earning assets	757,269			672,365
Total assets	$6,165,408			$5,361,870
Interest Bearing Liabilities:
Certificates of deposit	$502,691	$4,955	1.32%	$508,177	$4,994	1.31%
Savings accounts	475,091	420	0.12	505,112	2,061	0.55
Interest bearing demand and money market accounts	2,428,148	4,897	0.27	2,036,253	4,815	0.32
Total interest bearing deposits	3,405,930	10,272	0.40	3,049,542	11,870	0.52
Junior subordinated debentures	20,693	699	4.51	20,401	1,026	6.72
Securities sold under agreement to repurchase	25,296	122	0.64	30,512	139	0.61
FHLB advances and other borrowings	1,959	8	0.55	15,909	305	2.56
Total interest bearing liabilities	3,453,878	11,101	0.43%	3,116,364	13,340	0.57%
Noninterest demand deposits	1,768,260			1,365,134
Other noninterest bearing liabilities	138,837			96,723
Stockholders’ equity	804,433			783,649
Total liabilities and stockholders’ equity	$6,165,408			$5,361,870
Net interest income		$148,542			$150,567
Net interest spread			3.51%			4.10%
Net interest margin			3.67%			4.29%
Average interest earning assets to average interest bearing liabilities			156.58%			150.48%
(1)Annualized.
(2)The average loan balances presented in the table are net of the ACL on loans and include loans held for sale. Nonaccrual loans have been included in the table as loans carrying a zero yield.
(3)Yields on tax-exempt securities and loans have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Earnings:
Net interest income	$49,678	$50,313	$48,551	$49,115	$50,243
Provision for credit losses	2,730	28,563	7,946	1,558	466
Noninterest income	8,210	8,248	9,486	9,011	8,458
Noninterest expense	36,045	37,073	37,260	35,997	36,719
Net income (loss)	16,636	(6,139)	12,191	17,126	17,895
Basic earnings (losses) per share	$0.46	$(0.17)	$0.34	$0.47	$0.49
Diluted earnings (losses) per share	$0.46	$(0.17)	$0.33	$0.47	$0.48
Average Balances:
Loans receivable, net (1)	$4,605,389	$4,442,108	$3,748,573	$3,719,128	$3,677,405
Investment securities	860,198	924,987	937,839	949,718	952,559
Total interest earning assets	5,855,240	5,552,494	4,811,769	4,849,708	4,736,704
Total assets	6,620,980	6,310,024	5,560,212	5,557,098	5,416,391
Total interest bearing deposits	3,620,503	3,430,542	3,164,389	3,136,172	3,056,551
Total noninterest demand deposits	1,998,772	1,883,227	1,420,247	1,462,683	1,416,336
Stockholders' equity	799,738	807,539	806,071	806,868	801,393
Financial Ratios:
Return on average assets (2)	1.00%	(0.39)%	0.88%	1.22%	1.31%
Return on average common equity (2)	8.28	(3.06)	6.08	8.42	8.86
Return on average tangible common equity (2) (3)	12.66	(3.96)	9.46	12.94	13.66
Efficiency ratio	62.27	63.31	64.20	61.93	62.55
Noninterest expense to average total assets (2)	2.17	2.36	2.70	2.57	2.69
Net interest margin (2)	3.38	3.64	4.06	4.02	4.21
Net interest spread (2)	3.26	3.48	3.87	3.81	4.01
(1) The average loan balances presented in the table are net of the ACL on loans and include loans held for sale.
(2) Annualized
(3) See Non-GAAP Financial Measures section herein.

	As of Period End or for the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Select Balance Sheet:
Total assets	$6,685,889	$6,562,359	$5,587,300	$5,552,970	$5,515,185
Loans receivable, net	4,593,390	4,594,832	3,804,836	3,731,708	3,694,825
Investment securities	834,492	879,927	961,092	952,312	966,102
Deposits	5,689,048	5,567,733	4,617,948	4,582,676	4,562,257
Noninterest demand deposits	1,989,247	1,999,754	1,415,177	1,446,502	1,429,435
Stockholders' equity	803,129	793,652	798,438	809,311	804,127
Financial Measures:
Book value per share	$22.36	$22.10	$22.25	$22.10	$21.96
Tangible book value per share (1)	15.27	14.98	15.10	15.07	14.90
Stockholders' equity to total assets	12.0%	12.1%	14.3%	14.6%	14.6%
Tangible common equity to tangible assets (1)	8.5	8.5	10.2	10.4	10.4
Tangible common equity to tangible assets, excluding SBA PPP loans (1)	9.9	9.9	10.2	10.4	10.4
Loans to deposits ratio	82.0	83.8	83.4	82.2	81.8
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.57%	1.53%	1.23%	0.96%	0.98%
Loans receivable, excluding SBA PPP loans (1)	1.93	1.88	1.23	0.96	0.98
Nonperforming loans	139.42	212.62	139.16	81.24	88.00
Nonperforming loans to loans receivable	1.13	0.72	0.89	1.18	1.11
Nonperforming assets to total assets	0.79	0.51	0.63	0.82	0.77
Net charge-offs on loans to average loans receivable	0.04	0.18	0.04	0.20	0.03
Criticized Loans by Credit Quality Rating:
Special mention	$104,781	$60,498	$61,968	$48,859	$51,267
Substandard	123,570	90,553	89,510	93,413	90,204
Doubtful/Loss	—	—	—	524	524
Other Metrics:
Number of banking offices	62	62	62	62	62
Average number of full-time equivalent employees	857	877	877	889	877
Deposits per branch	$91,759	$89,802	$74,483	$73,914	$73,585
Average assets per full-time equivalent employee	7,727	7,195	6,342	6,253	6,176
(1) See Non-GAAP Financial Measures section herein.